As filed with the Securities and Exchange Commission on June 27, 2002
                                              Securities Act File No. 333-86554
                                       Investment Company Act File No. 811-4700
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ------------------------

                                  FORM N-2
                          ------------------------

[ ] Registration Statement under the Securities Act of 1933
[ ] Pre-Effective Amendment No.
[X] Post-Effective Amendment No. 1
                                                      and/or

[ ] Registration Statement under the Investment
     Company Act of 1940
[X] Amendment No. 31
                      (Check Appropriate Box or Boxes)
                          ------------------------

                       THE GABELLI EQUITY TRUST INC.
             (Exact Name of Registrant as Specified in Charter)
                          ------------------------

                            One Corporate Center
                          Rye, New York 10580-1422
                  (Address of Principal Executive Offices)

     Registrant's Telephone Number, Including Area Code: (800) 422-3554

                              Bruce N. Alpert
                       The Gabelli Equity Trust Inc.
                            One Corporate Center
                          Rye, New York 10580-1422
                               (914) 921-5100
                  (Name and Address of Agent for Service)
                          ------------------------

                                      Copies to:

 Richard T. Prins, Esq.          James E. McKee, Esq.           Cynthia G. Cobden, Esq.
  Skadden, Arps, Slate,      The Gabelli Equity Trust Inc.    Simpson Thacher & Bartlett
   Meagher & Flom LLP            One Corporate Center            425 Lexington Avenue
    Four Times Square          Rye, New York 10580-1422        New York, New York 10017
 New York, New York 10036           (914) 921-5100                  (212) 455-2000
     (212) 735-3000

                              ------------------------


         Approximate date of proposed public offering: As soon as practicable after the effective date of this Registration Statement.

         [X] This Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act and the Securities Act registration statement for the same offering is 333-86554.



                          ------------------------

                         CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

                                                                                      Proposed
                                                                   Proposed            Maximum
                                                                    Maximum           Aggregate
                                            Amount Being        Offering Price        Offering            Amount of
Title of Securities Being Registered         Registered            Per Share          Price (1)       Registration Fee
------------------------------------         ----------            ---------          ---------       ----------------
Series C Auction Rate Cumulative            5,200 Shares           $ 25,000       $130,000,000        $31,070 (2)
Preferred Stock

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Previously paid.


                                             ------------------------



                                               CROSS-REFERENCE SHEET


       N-2 Item Number                                        Location in Part A (Caption)
----------------------------------------------------------------------------------------------------------

PART A

1.     Outside Front Cover................................    Outside Front Cover Page

2.     Inside Front and Outside Back Cover
         Page.............................................    Outside Front Cover Page; Inside Front
                                                              Cover Page

3.     Fee Table and Synopsis.............................    Not Applicable

4.     Financial Highlights...............................    Financial Highlights

5.     Plan of Distribution...............................    Outside Front Cover Page; The Auction;
                                                              Prospectus Summary; Underwriting

6.     Selling Shareholders...............................    Not Applicable

7.     Use of Proceeds....................................    Use of Proceeds; Investment Objectives and
                                                              Policies

8.     General Description of the
         Registrant.......................................    Outside Front Cover Page; Prospectus
                                                              Summary; The Fund; Investment Objectives
                                                              and Policies; Other Investments; Special
                                                              Investment Methods; Risk Factors and
                                                              Special Considerations; Description of the
                                                              Series C Preferred; The Auction; Anti-
                                                              Takeover Provisions of the Charter and By-
                                                              Laws

9.     Management.........................................    Outside Front Cover Page; Prospectus
                                                              Summary; Management of the Fund;
                                                              Custodian, Transfer Agent, Auction Agent
                                                              and Dividend-Disbursing Agent

10.    Capital Stock, Long-Term Debt,
         and Other Securities.............................    Outside Front Cover Page; Prospectus
                                                              Summary; Investment Objectives and
                                                              Policies; Description of the Series C
                                                              Preferred; The Auction; Description of
                                                              Capital Stock and Other Securities; Taxation

11.    Defaults and Arrears on Senior
         Securities.......................................    Not Applicable

12.    Legal Proceedings..................................    Not Applicable

13.    Table of Contents of the Statement
         of Additional Information........................    Table of Contents of the Statement of
                                                              Additional Information


PART B                                                        Location in Statement of
                                                              Additional Information
-------------------------------------------------------------------------------------------------------------------

14.    Cover Page.........................................    Outside Front Cover Page

15.    Table of Contents..................................    Outside Front Cover Page

16.    General Information and History....................    The Fund

17.    Investment Objectives and
         Policies.........................................    Investment Objectives and Policies;
                                                              Investment Restrictions

18.    Management.........................................    Management of the Fund

19.    Control Persons and Principal
         Holders of Securities............................    Management of the Fund; Beneficial
                                                              Owners

20.    Investment Advisory and Other
         Services.........................................    Management of the Fund

21.    Brokerage Allocation and Other
         Practices........................................    Portfolio Transactions

22.    Tax Status.........................................    Taxation

23.    Financial Statements...............................    Financial Statements


PART C

         Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration
Statement.



                              EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-86554) (the "Registration Statement") of The Gabelli Equity Trust Inc. (the "Fund") incorporates Part A and Part B of the Fund's filing pursuant to Rule 497(h) under the Securities Act of 1933, as amended (the "Securities Act"). This Registration Statement is being filed pursuant to Rule 462(d) under the Securities Act for the sole purpose of amending an exhibit previously filed with the Registration Statement and, accordingly, shall become effective immediately upon filing with the Securities Exchange Commission.



                                   PART C

                             OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

     (1)  Financial Statements:

         Financial Statements included in Part A (Prospectus) of this Registration Statement and Amendment:

         (a) Financial Highlights for each of the years ended December 31, 1992-2001.

         Financial Statements included in Part B (Statement of Additional Information) of this Registration Statement and Amendment:

         (b)     Portfolio of Investments, December 31, 2001(1)
         (c)     Statement of Assets and Liabilities, December 31, 2001(1)
         (d)     Statement of Operations for the year ended December 31, 2001(1)
         (e)     Statement of Changes in Net Assets(1)
         (f)     Notes to Financial Statements(1)
         (g)     Report of Independent Accountants(1)

     (2) (a)  (1) Articles of Incorporation(2)
              (2)(A)        Articles Supplementary relating to 7.25%
                            Tax Advantaged Cumulative Preferred Stock(2)
                 (B)        Form of Articles of Amendment of
                            The Gabelli Equity Trust Inc. relating to the
                            7.25% Tax Advantaged Cumulative Preferred Stock(3)
              (3) Articles Supplementary relating to 7.20% Tax Advantaged Series B Cumulative Preferred Stock(3)
              (4) Articles Supplementary relating to Series C Auction Rate Cumulative Preferred Stock(9)
         (b)  Amended and Restated By-Laws as of May 16, 2001(3)
         (c)  Not Applicable
         (d)  Form of Specimen Stock Certificate:
                Series C Auction Rate Cumulative Preferred Stock(8)
         (e)  Automatic Dividend Reinvestment and Voluntary Cash Purchase
              Plan(2)
         (f)  Not Applicable
         (g)  Investment Advisory Agreement between the Fund and Gabelli
              Funds LLC(4)
         (h)  Form of Underwriting Agreement(8)
         (i)  Not Applicable
         (j) Custodial Contract between the Fund and Boston Safe Deposit and Trust Company(2)
         (k) (1) Registrar, Transfer Agency and Service Agreement between the Fund and State Street Bank and Trust Company(4)
              (2) Transfer Agent and Registrar Services Fee Agreement between the Fund and State Street Bank and Trust Company(4)
              (3)  Form of Auction Agency Agreement(8)
              (4)  Form of Broker-Dealer Agreement(8)
              (6)  Form of DTC Agreement(6)
         (l)  Opinion and Consent of Counsel(8)
         (m)  Not Applicable
         (n)  Consent of PricewaterhouseCoopers LLP(9)
         (o)  Not Applicable
         (p)  Not Applicable
         (q)  Not Applicable
         (r)  Code of Ethics(5)
         (s)  Power of Attorney(6)

_________________________

(1) Incorporated by reference from Registrant's Annual Report for the year ended December 31, 2001, File No. 811- 04700, as filed with the Securities and Exchange Commission on March 8, 2002 (EDGAR Accession No. 0000935069-02-000275).

(2) Incorporated by reference from the Registrant's Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2 Nos. 333-45951 and 811-4700; as filed with the Securities and Exchange Commission on February 10, 1998 (EDGAR Accession No.
     0000950123-99-003497).

(3) Incorporated by reference from the Registrant's Pre-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2 Nos. 333-47012 and 811-4700; as filed with the Securities and Exchange Commission on June 11, 2001 (EDGAR Accession No.
     0000950172-01-500365).

(4) Incorporated by reference from the Registrant's Pre-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2, File Nos. 333-62323 and 811-4700, as filed with the Securities and Exchange Commission on October 13, 1995 (EDGAR Accession No.
     0000950123-95-002829).

(5) Incorporated by reference from Registrant's Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2, File Nos. 333-47012 and 811-4700; as filed with the Securities and Exchange Commission on December 12, 2000 (EDGAR Accession No.
     0000950123-00-011158).

(6) Incorporated by reference from Registrant's Pre-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2, File Nos. 333-86554 and 811-4700; as filed with the Securities and Exchange Commission on June 4, 2002 (EDGAR Accession No. 0000950172-02-001205).

(7) Incorporated by reference from Registrant's Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2, File Nos. 333-86554 and 811-4700; as filed with the Securities and Exchange Commission on June18, 2002 (EDGAR Accession No. 0000950172-02-001331).

(8)  Incorporated by reference from Registrant's Pre-Effective Amendment
     No. 3 to the Fund's Registration Statement on Form N-2, File Nos. 333-86554 and 811-4700; as filed with the Securities and Exchange Commission on June 25, 2002 (EDGAR Accession No. 0000950172-02-001397).

(9)  Filed herewith.



Item 25.  Marketing Arrangements

     See Exhibit 2(h) to this Registration Statement.


Item 26.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses to be incurred in connection with the offering described in this Registration Statement:

     Securities and Exchange Commission Registration fees........     $31,070
     Moody's rating fee..........................................     $91,000
     S&P rating fee..............................................      $7,000
     Printing and engraving expenses.............................    $100,000
     Auditing fees and expenses..................................     $50,000
     Legal fees and expenses.....................................    $150,000
     Miscellaneous...............................................     $70,930
              Total..............................................    $500,000
                                                                     ========


Item 27.  Persons Controlled by or Under Common Control with Registrant

         One or more of the directors of Registrant are also directors or trustees of one or more of the following registered investment companies:
The Gabelli Asset Fund, The Gabelli Growth Fund and The Gabelli Westwood Funds, each a Massachusetts Business Trust, The Gabelli Money Market Funds and The Gabelli Utility Trust, each a Delaware Business Trust, The Gabelli Global Multimedia Trust Inc., The Gabelli Value Fund Inc., The Gabelli Investor Funds, Inc., Gabelli Capital Series Funds, Inc., The Gabelli Global Series Funds, Inc., The Gabelli Convertible Securities Fund, Inc., Gabelli International Growth Fund, Inc., Gabelli Gold Fund, Inc. and Gabelli Equity Series Funds, Inc., each a Maryland corporation. Registrant disclaims that it is under common control with any of such other entities.

Item 28.  Number of Holders of Securities as of May 31, 2002

                                                                 Number of
         Title of Class                                       Record Holders

         Common Stock, par value $.001 per share...........     12,841

         7.25% Tax Advantaged Cumulative
            Preferred Stock, par value $.001 per share.....         65

         7.20% Tax Advantaged Series B Cumulative
            Preferred Stock, par value $.001 per share.....         28


Item 29.  Indemnification

         The response of this Item is incorporated by reference to the caption "Capital Stock - Limitation of Officers' and Directors' Liability" set forth in the Prospectus.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to the directors, officers and controlling persons of the Fund, pursuant to the foregoing provisions or otherwise, the Fund has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities under the Securities Act (other than payment by the Fund of expenses incurred or paid by a director, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 30.  Business and Other Connections of the Investment Adviser

         Registrant is fulfilling the requirement of this Item 30 to provide a list of the officers and directors of its investment adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by that entity or those of its officers and directors during the past two years, by incorporating by reference the information contained in the Form ADV filed with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 by Gabelli Funds, LLC (SEC File No. 333-42780).


Item 31.  Location of Accounts and Records

         Gabelli Funds, LLC
         One Corporate Center
         Rye, New York 10580-1422
           (with respect to its services as Investment Adviser and administrator)

         Equiserve Trust Company
         150 Royall Street
         Canton, Massachusetts 02021

           (with respect to its services as transfer agent and registrar)

         Boston Safe Deposit and Trust Company
         One Boston Place
         Boston, Massachusetts  02108
           (with respect to its services as custodian)

         PFPC, Inc.
         101 Federal Street
         Boston, Massachusetts  02110
           (with respect to its services as sub-Administrator)


Item 32.  Management Services

         Not applicable.


Item 33.  Undertakings

         1. Registrant undertakes to suspend the offering of shares until the Prospectus is amended, if subsequent to the effective date of this registration statement, its net asset value declines more than ten percent from its net asset value, as of the effective date of the registration statement or its net asset value increases to an amount greater than its net proceeds as stated in the Prospectus.

         2.       Not applicable.

         3.       Not applicable.

         4.       Not applicable.

         5. Registrant undertakes that, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 497(h) will be deemed to be a part of the Registration Statement as of the time it was declared effective.

                  Registrant undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         6. Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two Business Days of receipt of a written or oral request, any SAI constituting Part B of this Registration Statement.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 and Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Rye, State of New York on the 27th day of June, 2002.

                                       THE GABELLI EQUITY TRUST INC.

                                       By: /s/ Bruce N. Alpert
                                           ------------------------------

                                       Bruce N. Alpert
                                       Principal Executive Officer



         Pursuant to the requirements of the Securities Act of 1933 this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                                 Title                     Date


               *                            Chairman of the Board,             June 27, 2002
-------------------------------             President & Chief
Mario J. Gabelli                            Investment Officer




               *                            Director                           June 27, 2002
------------------------------
Dr. Thomas E. Bratter



               *                            Director                           June 27, 2002
------------------------------
Anthony J. Colavita


               *                            Director                           June 27, 2002
------------------------------
James P. Conn



               *                            Director                           June 27, 2002
------------------------------
Frank J. Fahrenkopf, Jr.



               *                            Director                           June 27, 2002
------------------------------
Arthur V. Ferrara



                                            Director                           June __, 2002
------------------------------
Karl Otto Pohl



               *                            Director                           June 27, 2002
------------------------------
Anthony R. Pustorino



               *                            Director                           June 27, 2002
------------------------------
Salvatore J. Zizza



/s/ Bruce N. Alpert                         Vice President &                   June 27, 2002
------------------------------              Treasurer
Bruce N. Alpert


/s/ Bruce N. Alpert                                                            June 27, 2002
-----------------------------
Bruce N. Alpert
      as attorney in fact


* Pursuant to a Power of Attorney incorporated by reference as Exhibit S hereto



                      SCHEDULE OF EXHIBITS TO FORM N-2

Exhibit
Number          Exhibit

Exhibit A       (1)   Articles of Incorporation*
                (2)(A)     Articles Supplementary relating to 7.25% Tax
                           Advantaged Cumulative Preferred Stock*
                   (B)     Form of Articles of Amendment
                           of The Gabelli Equity Trust Inc. relating to the 7.25% Tax Advantaged Cumulative Preferred Stock*
                (3)   Articles Supplementary relating to 7.20% Tax Advantaged
                      Series B Cumulative Preferred Stock*
                (4)   Articles Supplementary relating to Series C Auction Rate
                      Cumulative Preferred Stock
Exhibit B       Amended and Restated By-Laws as of May 16, 2001*
Exhibit C       Not Applicable
Exhibit D       Form of Specimen Stock Certificate, Series C Auction Rate
                Cumulative Preferred Stock*
Exhibit E       Automatic Dividend Reinvestment and Voluntary Cash Purchase
                Plan*
Exhibit F       Not Applicable
Exhibit G       Investment Advisory Agreement*
Exhibit H       Form of Underwriting Agreement*
Exhibit I       Not Applicable
Exhibit J       Custodian Agreement*
Exhibit K       (1)   Registrar, Transfer Agency and Service Agreement between
                      the Fund and State Street Bank and Trust Company*
                 (2)  Transfer Agent and Registrar Services Fee Agreement
                      between the Fund and State Street Bank and Trust Company*
                (3)   Form of Auction Agency Agreement*
                (4)   Form of Broker-Dealer Agreement*
                (5)   Form of DTC Agreement*
Exhibit L       Opinion and Consent of Counsel*
Exhibit M       Not Applicable
Exhibit N       Consent of PricewaterhouseCoopers LLP
Exhibit O       Not Applicable
Exhibit P       Not Applicable
Exhibit Q       Not Applicable
Exhibit R       Code of Ethics*
Exhibit S       Power of Attorney*

---------------------------
*    Previously filed and incorporated by reference.